Exhibit 99.1

PCTEL Achieves $21.1 Million in First Quarter Revenue

BLOOMINGDALE, IL. – May 5, 2016 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2016 first quarter results.

Quarter Highlights

$21.1 million in revenue for the quarter, a decrease of 20 percent from the same period last year.

Gross profit margin of 33.5 percent in the quarter compared to 38.7 percent for the same period last year.

GAAP operating margin of negative 13 percent for the quarter compared to operating margin of just under break even for the same period last year.

GAAP net loss of $1.5 million for the quarter, or $(0.09) per diluted share compared to just under break even for the same period last year.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of negative three percent in the quarter, compared to four percent in the same period last year.

Non-GAAP net loss of $494,000 or $(0.03) per diluted share in the quarter, compared to $904,000 or $0.05 per diluted share in the same period last year.

$27.9 million of cash and short-term investments at March 31, 2016, a decrease of approximately $3.9 million from the preceding quarter.

783,000 common shares repurchased in the quarter for $4.1 million.

$870,000 dividends paid in the quarter.

$700,000 of free cash flow in the quarter.

“Over the past 15 months, we took several actions to align the business with significant changes in the industry,” said Marty Singer, PCTEL’s Chairman and CEO. “These changes include carrier spending declines which impacted our small cell kitting and engineering services revenue. We are confident, though, that our investments in direct sales to infrastructure vendors and in crowd-based, cloud-based network test and measurement will result in revenue growth and profit for the remainder of 2016 and in 2017. We are particularly well-positioned to participate in the growth associated with FirstNet, utilities, fleet, and network performance engineering,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 91470562. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 91470562.

About PCTEL

PCTEL, a global provider of RF expertise, delivers Performance Critical Telecom solutions to the wireless industry. PCTEL benchmarks and optimizes wireless networks with its data tools, engineering services, and RF products. PCTEL’s antennas and site solutions are vital elements for networks serving SCADA, fleet management, health care, public safety, and education.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its SeeGull® MXflex®, IBflex®, and EXflex® scanning receivers. PCTEL tools also include CW transmitters, signal analyzers, and the SeeWave interference locating system. PCTEL’s SeeHawk® software portfolio includes SeeHawk™ Touch, SeeHawk® Collect, SeeHawk Engage™, SeeHawk Engage+™, SeeHawk Engage™ Lite, SeeHawk™ Studio, and SeeHawk™ Analytics. PCTEL provides specialized staffing, interference management and performance critical RF engineering services for wireless networks.

PCTEL Connected Solutions designs and delivers performance critical antennas and site solutions for public and private wireless networks globally. PCTEL’s performance critical antenna solutions include high rejection and high performance GNSS products and innovative broadband LTE and Wi-Fi solutions for fixed and mobile applications, including transit, in-building, and small cell networks. In addition, PCTEL provides a broad portfolio of LMR and Yagi antennas. We leverage our design, logistics, and support capabilities to deliver performance critical antenna and site solutions into carrier, railroad, utility applications, oil and gas, and other vertical markets.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: pctel.com, antenna.com, or rfsolutions.pctel.com

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, new products and features, growth of our Connected Solutions and RF Solutions businesses, and anticipated demand for our network analytics, subject matter expert staffing and in-building engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, growth and continuity in the utilities, fleet, and public safety markets and small cell deployments, PCTEL’s ability to successfully grow the wireless products business, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO PCTEL, Inc. (630) 372-6800	Public Relations PCTEL, Inc. (630)372-6800 Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited) March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$4,451	$7,055
Short-term investment securities	23,431	24,728
Accounts receivable, net of allowance for doubtful accounts of $263 and $314 at March 31, 2016 and December 31, 2015, respectively	16,158	21,001
Inventories, net	17,479	17,596
Prepaid expenses and other assets	1,726	1,586

Total current assets	63,245	71,966

Property and equipment, net	13,659	13,839
Goodwill	3,332	3,332
Intangible assets, net	10,609	11,378
Deferred tax assets, net	14,566	13,155
Other noncurrent assets	39	40

TOTAL ASSETS	$105,450	$113,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,729	$6,735
Accrued liabilities	5,283	6,190

Total current liabilities	10,012	12,925

Other long-term liabilities	415	388

Total liabilities	10,427	13,313

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,249,586 and 17,654,236 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	17	18
Additional paid-in capital	132,643	135,714
Accumulated deficit	(37,646)	(35,320)
Accumulated other comprehensive income (loss)	9	(15)

Total stockholders’ equity	95,023	100,397

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$105,450	$113,710

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
REVENUES	$21,074	$26,326
COST OF REVENUES	14,023	16,137

GROSS PROFIT	7,051	10,189

OPERATING EXPENSES:
Research and development	2,607	2,738
Sales and marketing	3,115	3,530
General and administrative	2,962	3,363
Amortization of intangible assets	603	654
Restructuring expenses	517	0

Total operating expenses	9,804	10,285

OPERATING LOSS	(2,753)	(96)
Other income, net	6	44

LOSS BEFORE INCOME TAXES	(2,747)	(52)
Benefit for income taxes	(1,291)	(19)

NET LOSS	$(1,456)	$(33)

Net Loss per Share:
Basic	$(0.09)	$(0.00)
Diluted	$(0.09)	$(0.00)

Weighted Average Shares:
Basic	16,324	18,312
Diluted	16,324	18,312

Cash dividend per share	$0.05	$0.05

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended March 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$14,699	$6,435	($60)	$21,074

GROSS PROFIT	4,324	2,730	(3)	7,051

OPERATING (LOSS) INCOME	$1,305	($1,527)	($2,531)	($2,753)

	Three Months Ended March 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,354	$9,051	($79)	$26,326

GROSS PROFIT	5,444	4,736	9	10,189

OPERATING (LOSS) INCOME	$1,613	$1,210	($2,919)	($96)

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating (loss) income (a)

	Three Months Ended March 31,
	2016	2015
Operating Loss	($2,753)	($96)
(a) Add:
Amortization of intangible assets
-Cost of revenues	166	0
-Operating expenses	603	654
Restructuring expenses	517	0
TelWorx investigation:
-General & Administrative	5	38
Stock Compensation:
-Cost of revenues	131	73
-Engineering	167	115
-Sales & Marketing	145	158
-General & Administrative	416	155

	2,150	1,193

Non-GAAP Operating (Loss) Income	($603)	$1,097

% of revenue	-2.9%	4.2%

Reconciliation of GAAP net loss to non-GAAP net (loss) income (b)

	Three Months Ended March 31,
	2016	2015
Net Loss	($1,456)	($33)

Adjustments:
(a) Non-GAAP adjustment to operating (loss) income	2,150	1,193
(b) Other income related to SEC investigation of TelWorx	(5)	(38)
(b) Income Taxes	(1,183)	(218)

	962	937

Non-GAAP Net (Loss) Income	($494)	$904

Non-GAAP (Loss) Earning per Share:
Basic	($0.03)	$0.05
Diluted	($0.03)	$0.05

Weighed Average Shares:
Basic	16,324	18,312
Diluted	16,324	18,525

This schedule reconciles the Company’s GAAP operating loss and GAAP net loss to its non-GAAP operating (loss) income and non-GAAP net (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

(b) These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP to non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended March 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total
Operating (Loss) Income	$1,305	($1,527)	($2,531)	($2,753)

Add:
Amortization of intangible assets
-Cost of revenues	0	166	0	166
-Operating expenses	70	533	0	603
Restructuring expenses	44	417	56	517
TelWorx investigation:
-General & Administrative	0	0	5	5
Stock Compensation:
-Cost of revenues	41	90	0	131
-Engineering	42	125	0	167
-Sales & Marketing	87	58	0	145
-General & Administrative	40	72	304	416

	324	1,461	365	2,150

Non-GAAP Operating (Loss) Income	$1,629	($66)	($2,166)	($603)

	Three Months Ended March 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total
Operating (Loss) Income	$1,613	$1,210	($2,919)	($96)

Add:
Amortization of intangible assets	230	424	0	654
TelWorx investigation:
-General & Administrative	0	0	38	38
Stock Compensation:
-Cost of Goods Sold	36	37	0	73
-Engineering	46	69	0	115
-Sales & Marketing	103	55	0	158
-General & Administrative	25	19	111	155

	440	604	149	1,193

Non-GAAP Operating (Loss) Income	$2,053	$1,814	($2,770)	$1,097

This schedule reconciles the Company’s GAAP operating income (loss) by segment to its non-GAAP operating (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.